SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    NN, Inc.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:



       PRELIMINARY COPY SUBJECT TO COMPLETION, DATED APRIL 12, 2001

                                    NN, INC.
                            2000 WATERS EDGE DRIVE
                            JOHNSON CITY, TN 37604






April 12, 2001

Dear Stockholder:

You are cordially invited to attend the 2001 Annual Meeting of NN, Inc., which will be held on May 17, 2001 at 10:00 a.m., local time, at the Savannah Marriott Riverfront Hotel, 100 General McIntosh Blvd., Savannah, GA 31401.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement. You are urged to read the Proxy Statement carefully before completing the enclosed proxy card. The Annual Meeting will include a report on the affairs of the Company presented by management and an opportunity for questions and comments by stockholders.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire.

Sincerely,

/s/ Richard D. Ennen

Richard D. Ennen
Chairman

                                    NN, Inc.

                             2000 Waters Edge Drive

                             Johnson City, TN 37604


I.      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Notice is hereby given that the Annual Meeting of Stockholders of NN, Inc., a Delaware corporation, will be held on May 17, 2001, at 10:00 a.m., local time, at the Savannah Marriott Riverfront Hotel, 100 General McIntosh Blvd., Savannah, GA 31401, for the following purposes:

(1)  To elect two Class I directors, each to serve for a term of three years;

(2) To consider and act upon a proposal that the stockholders approve an amendment to the Company's Stock Incentive Plan.

(3) To ratify the selection of KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2001; and

(4)  To conduct such other business as properly may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE PROPOSALS.

Details regarding these matters are contained in the accompanying Proxy
Statement.

Holders of record of the Common Stock at the close of business on March 23, 2001, are entitled to notice of and to vote at the Annual Meeting.

Please mark, date and sign the enclosed proxy card and return it in the envelope provided. You may revoke your proxy at any time before the votes are cast at the Annual Meeting.

By Order of the Board of Directors,


/s/ William C. Kelly, Jr.

William C. Kelly, Jr.
Secretary

Johnson City, Tennessee
April 12, 2001

                                    NN, INC.

                                 PROXY STATEMENT

                                       FOR

                       2001 ANNUAL MEETING OF STOCKHOLDERS


        Proxies are being solicited by the Board of Directors of NN, Inc. (the "Company"), in connection with the annual meeting of stockholders to be held on May 17, 2001 at the Savannah Marriott Riverfront Hotel, 100 General McIntosh Blvd., Savannah, Georgia, 31401 (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Stockholders (the "Notice"). Stockholders of record of the Company's common stock, par value $.01 per share ("Common Stock"), as of the close of business on March 23, 2001, will be entitled to vote at the meeting. On March 23, 2001 (the "Record Date"), 15,246,909 shares of Common Stock were issued and outstanding.

        The entire cost of the proxy solicitation is being paid by the Company. In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact. Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

        The mailing address of the Company's executive office is 2000 Waters Edge Drive, Johnson City, Tennessee 37604. This Proxy Statement and the form of proxy will be mailed to stockholders on or about April 12, 2001.

Voting; Quorum; Proxies

        Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors are present at the meeting or are represented by proxy. Representatives of the Company will serve as inspectors of election for the Annual Meeting.

        Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified. In the absence of specific instructions, shares represented by a properly executed proxy will be voted for approval of an amendment to the Company's Certificate of Incorporation, for each of the nominees for election to the Board of Directors named herein and for the proposal to ratify the selection of KPMG LLP to serve as the Company's independent auditor for 2001.

        The Board of Directors does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting. Should any such matter requiring a vote of the stockholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

        A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the stockholder votes in person at the Annual Meeting.

Voting Rights and Outstanding Shares

        Approval of Proposals II and III requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting. Broker non-votes (i.e., shares present by proxy but for which no voting authority has been given by the beneficial holder) will affect the vote on the proposals in that they will be treated as a "no" vote and abstentions (shares not voted by a stockholder present at the Annual Meeting) will be treated as "no" votes. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect the outcome of the election of directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Management

        The following table shows, as of March 23, 2001, the beneficial ownership of Common Stock by each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, in each case as reported to the Company by such persons.


              Name and Address of                   Number of Shares           Percentage
             Beneficial Owner (1)                 Beneficially Owned     Beneficially Owned (2)
             --------------------                 -------------------    ----------------------

Richard D. Ennen                                        2,843,420                   18.6%
Michael D. Huff                                           645,217 (3)                4.2%
Roderick R. Baty                                           70,728 (4)                  *
                                                           47,461 (5)                  *
James L. Earsley                                          221,428 (6)                1.4%
Michael E. Werner                                          11,287 (7)                  *
G. Ronald Morris                                           11,000 (8)                  *
Steven T. Warshaw                                           8,000 (9)                  *
David L. Dyckman                                           14,099 (10)                 *
Robert R. Sams                                              9,316 (11)                 *
All directors and executive officers as a group         3,881,956                   24.8%
-------------------------------

*       Less than 1%

(1) The address of the beneficial owner is c/o NN, Inc., 2000 Waters Edge Drive, Tennessee 37604.

(2) The percentage shown as beneficially owned by each person or group represents the total number of shares of Common Stock shown in the adjacent column divided by the sum of (i) the number of issued and outstanding shares of Common Stock as of March 23, 2001, and (ii) all shares of Common Stock, if any, issuable upon the exercise of stock options held by such person (but no other person) or group, as applicable, that were exercisable on March 23, 2001, or which will become exercisable within 60 days thereafter.

(3) Includes 6,000 shares of Common Stock that Mr. Huff holds as an option to purchase and 225,000 shares of Common Stock registered in the name of Mr. Huff's wife.

(4) Includes 68,333 shares of Common Stock that Mr. Baty holds as an option to purchase.

(5) Includes 15,900 shares of Common Stock that Mr. Gentry holds as an option to purchase.

(6) Includes 2,818 shares of Common Stock registered in the name of Mr. Earsley's son.

(7) Includes 6,000 shares of Common Stock that Mr. Werner holds as an option to purchase and 5,287 shares of Common Stock reregistered in the name of Mr. Werner's wife.

(8) Includes 6,000 shares of Common Stock that Mr. Morris holds as an option to purchase.

(9)  Includes 6,000 shares that Mr. Warshaw holds as an option to purchase.

(10) Includes 13,999 shares of Common Stock that Mr. Dyckman holds as an option to purchase.

(11) Includes 9,266 shares of Common Stock that Mr. Sams holds as an option to purchase.

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of December 31, 2000, the number of shares of the Company's Common Stock beneficially owned by the only parties known to the Company's management to own more than 5% of the Company's Common Stock (other than Richard D. Ennen, for whom information is shown on the preceding table).


             Name and Address of                   Number of Shares            Percentage
               Beneficial Owner                   Beneficially Owned       Beneficially Owned
               ----------------                   -------------------      ------------------

Deprince, Race & Zollo, Inc                           3,012,350                   19.7%
201 S. Orange Avenue
Suite 850
Orlando, FL 32801

Wellington Management Company, LLP                    1,211,150  (1)              8.6%
75 State Street
Boston, MA 02109

Capital Guardian Trust Company                          895,200                   5.9%
1110 Santa Monica Boulevard
Los Angeles, CA 90025

Royce & Associates, Inc.                                914,000                   6.0%
1414 Avenue of the Americas
New York, NY  10019

(1) Includes 839,150 shares for which Wellington Management Company, LLP, an investment adviser, reports shared voting power with the beneficial owners of such shares and 1,211,150 shares for which Wellington Management Company, LLP reports shared dispositive power with the beneficial owners of such shares. Wellington Management Company, LLP, holds all such shares on behalf of its clients and disclaims any economic interest in the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. Such persons also are required by SEC regulations to furnish the Company with copies of all such reports.

        Based solely on its review of the copies of such reports furnished to the Company for the year ended December 31, 2000, and on the written representations made by such persons that no other reports were required, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock.



                                   PROPOSAL I
                              ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

Nominees

        Two Class I directors will be elected to the Board of Directors at the Annual Meeting. The Company has nominated for election Michael D. Huff and Michael E. Werner, each of whom currently is a director. Each of the nominees has indicated a willingness to continue to serve as a director if elected, but if either of them shall decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other person who may be nominated as a replacement by the Board of Directors. If no such other person is nominated as a replacement, the Board of Directors will reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.


                                   PROPOSAL II
                    AMEND THE COMPANY'S STOCK INCENTIVE PLAN.


The Company is submitting to a vote of the stockholders an amendment to the Company's Stock Incentive Plan (the "Plan") to increase the number of shares from 1,625,000 to 2,450,000.

The Plan was adopted in connection with the Company's initial public offering in 1994. The Plan has a ten-year term. Under the Plan, the Company may grant various awards (including incentive stock options, nonqualified stock options, stock appreciation rights, limited stock appreciation rights, restricted shares, and other stock-based awards) to officers and key employees of the Company. Currently, there are approximately 50 employees eligible to participate in the Plan. The Plan is administered by a committee appointed by the Board (the "Committee"). The Committee has authority, among other things, to determine who will receive a grant and the amount of an award under the Plan.

II.     Options

No option granted under the Plan may have a term of greater than ten years from the date of grant and the option price per share may not be less than the fair market value of a share of the Company's Common Stock on the date of grant. If the grantee's service for the Company is terminated for any reason other than retirement, disability or death, options vested on the date of termination may only be exercised within three months of termination. A grantee whose service terminates because of retirement or disability has only 12 months from the date of termination to exercise his or her vested options. If the grantee's service for the Company is terminated because of death, or if the grantee dies after termination but while an option is exercisable, options held on the date of death are exercisable only within 24 months of the death. An option granted under the Plan may be either (i) an incentive stock option that complies with
Section 422(b) of the Internal Revenue Code (an "Incentive Stock Option") or
(ii) a nonqualified stock option, which term encompasses any stock option that does not qualify as an Incentive Stock Option (a "Nonqualified Stock Option").

III.    Stock Appreciation Rights

The Company may also award stock appreciation rights ("SARs") under the Plan. An SAR may be issued in tandem with a stock option, or it may be issued independent of a stock option. An SAR entitles the holder to receive upon exercise cash in an amount equal to the difference between the market price of a share of Common Stock and the exercise price of the SAR. The Committee may impose a prohibition on the exercise of SARs for such periods as it may determine is in the best interest of the Company. The right of a grantee to exercise a tandem SAR shall be canceled if the shares subject to the SAR are purchased upon the exercise of the related option. A grantee's rights upon termination of service with regard to SARs are the same as a grantee's rights with regard to stock options under the Plan.

IV.     Restricted Shares

The Company may award restricted shares under the Plan. The Committee may determine the terms and conditions of each grant of restricted shares. To the extent required by law, the purchase price of a restricted share shall not be less than the par value per share of the Company's Common Stock on the date of grant. A grantee of a restricted share will have beneficial ownership of the shares, including the right to receive dividends and the right to vote. Restricted shares may not be transferred until the restrictions imposed by the Committee lapse or are removed. A grantee's rights to restricted shares terminates on his termination of employment with the Company, except as determined by the Committee.

V.      Other Awards

The Company may grant other awards that are based on or related to the Company's Common Stock. Such awards may include phantom shares, performance units, or performance bonus awards.

VI.     Tax Consequences of Options

In general, a grantee of a Nonqualified Stock Option or an Incentive Stock Option will not recognize income on the grant of that option. When a grantee exercises a Nonqualified Stock Option and pays the purchase price of the shares, the grantee generally will recognize ordinary income (or loss) equal to the excess (or shortfall) of the fair market value of the stock on the exercise date over the purchase price of the stock. A grantee generally will not recognize income for purposes of regular federal income tax liability when he or she exercises an Incentive Stock Option, unless the employee makes a "disqualifying disposition" of the Incentive Stock Option shares.

The Company generally will be entitled to a tax deduction in an amount equal to the ordinary income that a grantee recognizes under an option, provided that the amount qualifies as an ordinary and necessary business expense. The Company also will be entitled to a deduction in the amount of ordinary income that the grantee recognizes when he or she makes a so-called "disqualifying disposition" of Incentive Stock Option shares. The

Company ordinarily will not be entitled to a deduction when it grants an option, or when the grantee exercises an Incentive Stock Option.

VII.    Reasons for the Amendment

When the Plan was adopted, it provided for the issuance of up to 500,000 shares of the Company's Common Stock. As a result of two 3-for-2 stock splits, this number was increased to 1,125,000 shares. Subsequently, in May 1999, shareholders approved an amendment to increase the number of shares to 1,625,000. The only awards that have been made under the Plan have consisted of Nonqualified Stock Options. Through the date of this proxy statement, approximately 1,608,000 shares have been issued or reserved for issuance upon the exercise of stock options granted under the Plan. Accordingly, only approximately 17,000 shares remain available for future awards. On February 22, 2001, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to increase the number of shares of Common Stock authorized for issuance under the Stock Incentive Plan from 1,625,000 to 2,450,000. The fair market value of a share of the Company's Common Stock on March 23, 2001 was $7.1875.

The amendment has been proposed to assure that the Company has sufficient shares available under the Stock Incentive Plan to provide proper inducements to encourage grantees to either serve or remain employed with the Company, perform in a superior manner, and to share in the future success of the Company's business. Additionally, over the last two years, the number of employees eligible for stock option awards has increased due to the Company's acquisition and joint venture activity. No awards have been made with respect to the shares of Common Stock that are subject to the proposed amendment. Because all awards under the Plan are subject to the discretion of the Committee, any future awards are not determinable at this time.

Approval of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock that are present in person or represented by proxy and entitled to vote at a meeting.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL


                                  PROPOSAL III
                      RATIFICATION OF SELECTION OF AUDITORS

        The firm of KPMG LLP has been selected by the Board of Directors as the Company's outside auditors for 2001. On November 27, 2000, the Company retained the services of KPMG LLP as its principle accountant to audit the Company's consolidated financial statements, replacing PricewaterhouseCoopers LLP. The decision to retain KPMG was based upon a reevaluation by the Company of its current professional relationships and was approved by the Company's Board of Directors at the recommendation of the Company's Audit Committee. Although it is not required to do so, the Board has determined that it is desirable to seek stockholders' ratification of the selection of KPMG LLP.

        During the Company's two most recent fiscal years and through November 27, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. PricewaterhouseCoopers LLP reports on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        At the Company's request, PricewaterhouseCoopers LLP furnished it with a letter addressed to the SEC stating that PricewaterhouseCoopers LLP agrees with the above statements. A copy of this letter was filed as Exhibit 16 to Form 8-K filed with the SEC on December 4, 2000.

        A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



                       SUBMISSION OF STOCKHOLDER PROPOSALS

        Any stockholder proposal intended to be presented at next year's Annual Meeting must be received by the Company at its executive offices not later than December 14, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting. All notices should be sent to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Johnson City, Tennessee 37604. If the proposal is received by the Company 45 days or fewer prior to the anniversary of the mailing date of this proxy statement, the persons named as proxy in the Company's 2001 proxy materials will have the discretionary authority to vote on the proposal in accordance with their best judgment without disclosure in this proxy statement of how they intend to vote on the proposal.

                         INFORMATION ABOUT THE DIRECTORS

        The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company. The table is followed by a more detailed biographical description for each director.

                                            Director      Term
Name                               Age       Since      Expires    Positions with the Company
----                               ---       -----      -------    --------------------------
Richard D. Ennen                   73         1980        2003     Chairman of the Board and
                                                                   Director
Roderick R. Baty                   47         1995        2003     Chief Executive Officer,
                                                                   President and Director
Michael D. Huff                    53         1980        2001     Director
Michael E. Werner                  56         1995        2001     Director
G. Ronald Morris                   64         1994        2002     Director
Steven T. Warshaw                  52         1997        2002     Director
James L. Earsley                   55         1999        2002     Director

     Richard D. Ennen is the principal founder of the Company and has been the Chairman of the Board and a director of the Company since its formation in 1980. He served as Chief Executive Officer of the Company from its inception until 1997 and as President of the Company from its inception until 1990. In recent years, Mr. Ennen has focused on the development and implementation of the Company's business strategy rather than the day-to-day operations of the Company. Prior to forming the Company, Mr. Ennen held various management and executive positions with Hoover Precision Products, Inc. (formerly Hoover Universal, Inc.), a division of Tsubakimoto Precision Products Co. Ltd, including Corporate Vice President and General Manager of the ball and roller division. Mr. Ennen has over 40 years of experience in the anti-friction bearing industry.

     Roderick R. Baty became President and Chief Executive Officer in July 1997. He joined the Company in July 1995 as Vice President and Chief Financial Officer and was elected to the Board of Directors to fill a vacant seat in August 1995. Prior to joining the Company, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to January 1995, and as Vice President and General Manager of Hoover Precision Products from 1985 to 1990.

     Michael D. Huff has served as a director of the Company since its formation in 1980. From 1980 until his retirement in January 1995, Mr. Huff served as the Chief Financial Officer, Treasurer and Secretary of the

Company. Before joining the Company, Mr. Huff served as a division controller of Hoover Precision Products, Inc. from 1975 until 1980. Mr. Huff is a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants.

     Michael E. Werner is a management consultant with Werner Gershon Associates, a management consulting firm specializing in manufacturing companies that Mr. Werner co-founded in 1982. During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company. He also has held positions with the New York Central Company, Western Electric Company and the Continental Group.

     G. Ronald Morris retired during 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products. Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc. since July 1991. From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings. From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988.

     Steven T. Warshaw has served as President of Hexcel Schwebel , a global producer of advanced structural materials, since April 2000. Prior to his current position, he served from February 1999 as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry. From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers. Prior to his current position, Mr. Warshaw served in a variety of positions at Olin since 1974, including President of OCG Microelectronic Materials and Vice President of Olin's Chemicals Division.

     James L. Earsley was elected to the Board effective August 1, 1999. Mr. Earsley has spent his entire career with Industrial Molding Corporation (IMC) and was Chairman of the Board at the time of the Company's acquisition of IMC on July 4, 1999. Mr. Earsley remains involved with the business in a non-employee consulting role.

Compensation Committee Interlocks and Insider Participation

     Michael E. Werner, a director of the Company, is a principal of Werner Gershon Associate. Werner Gershon Associates was retained by the Company to help develop a long-range business strategy for IMC. During the latter part of 1999, Werner Gershon Associates worked with the Company to study their markets and competitors, and defining new business opportunities. The result of this work was a long-range business plan for IMC. The Company paid Werner Gershon Associates approximately $114,115 for its services in 2000.

     James L. Earsley, past Chairman of Industrial Molding Corporation, was elected to the Board of Directors effective August of 1999. Although no longer involved in the day-to-day business of IMC, Mr. Earsley was retained by the Company in a non-employee consulting role to Industrial Molding Corporation and is involved with strategic development. Mr. Earsley was paid approximately $54,950 for his services in 2000.

Stockholders Agreement

     The Company and the persons who were stockholders of the Company prior to its initial public offering are parties to an agreement which provides that, so long as the Ennen family continues to hold at least 10 percent of the Common Stock, in the event that Mr. Ennen for any reason ceases to serve as a director of the Company, such individuals will vote their shares of Common Stock in favor of a director nominee who is designated by the Ennen family. To the Company's knowledge, as of March 23, 2001, members of the Ennen family held, in the aggregate, approximately 20.0 percent of the outstanding shares of Common Stock, and the other parties to the Agreement held, in the aggregate, approximately 7.0 percent of the outstanding shares of Common Stock.

Compensation of Directors

     Directors who are not employees of the Company are paid an annual retainer of $17,000 and a fee of $1,000 for each Board meeting attended, $750 for each committee meeting attended and $500 for each teleconference meeting attended. Directors who are employees of the Company do not receive any compensation for their service as directors. Directors may elect to defer some or all of the compensation they are provided by the Company. In addition, each Director who is not an employee of the Company received 3,000 stock options on October 10, 2000. The exercise price of the options was $7.63 per share, which was the closing price of the stock on Nasdaq on the date the option was granted. The term of the options is ten years from the date of grant. These options become fully vested on October 10, 2001. In the event of termination of service due to death or disability, the options become fully vested. The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and Committee meetings.

Committees of the Board

     Audit Committee. The Audit Committee of the Board of Directors consists of Michael D. Huff, Michael E. Werner, and Steven T. Warshaw. The Audit Committee is responsible for recommending the independent certified public accountants to be selected by the Board of Directors to conduct the annual audit of the books and accounts of the Company and for reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company's internal financial and accounting staff. The Audit Committee met one time in 2000.

     Compensation Committee. The Compensation Committee of the Board of Directors consists of G. Ronald Morris, Michael E. Werner, James L. Earsley and Steven T. Warshaw. The Compensation Committee is responsible for reviewing and approving the Company's executive compensation policies and practices and supervising the administration of the Company's employee benefit plans, including the NN, Inc. Stock Incentive Plan. The functions of the Compensation Committee are discussed in further detail in the section entitled "Report of the Compensation Committee" herein. The Compensation Committee met two times in 2000.

Attendance at Board and Committee Meetings

     The Board of Directors held seven meetings in 2000. Each director of the Company was present for all of the meetings of the Board of Directors and each Committee on which such director served.

                             EXECUTIVE COMPENSATION

     The following table sets forth for the years ended December 31, 1998, 1999 and 2000, certain information concerning the compensation paid for services rendered in all capacities by the Company, to each individual who served as the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company whose annual salary and bonus in 2000 exceeded $100,000 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                    Annual Compensation    Compensation
Name and                                                    (1)               Awards      All Other
Principal                                                   ---              Options/    Compensation
Position                                   Year      Salary ($) Bonus($)       SARs (#)     ($) (1)
--------                                   ----      -------------------     --------       -------

Roderick R. Baty                           2000    248,312        80,000      141,300      1,023(2)
 Chief Executive Officer/President         1999    210,137        45,000       85,000      1,057
                                           1998    200,000             0            0      1,196

Richard D. Ennen                           2000    200,604        40,000            0      2,220(2)(3)
 Chairman                                  1999    200,000        40,000            0     46,352
                                           1998    200,000             0            0     47,408

Frank T. Gentry III                        2000    152,252        38,000       57,450        770(2)
Vice President - Manufacturing             1999    124,667        21,000                     650
                                           1998    114,000             0       15,900        733
                                                                                    0
David L. Dyckman                           2000    161,202        38,000       32,950        633(2)
Chief Financial Officer/Vice President     1999    132,478        23,000       18,000        609
                                           1998     78,269             0       40,000          0

Robert R. Sams                             2000    136,200        29,000       32,400         40(2)
Vice President - Market Services           1999    103,285        19,000       16,600        810
                                           1998    118,894             0            0        611

--------------------------------------------------------------------------------

(1) For all named executives other than Mr. Ennen, amounts for 2000 include $500 in Company matching contributions under a "401(k)" savings plan that is open to substantially all of the Company's employees and officers who have met certain service and age requirements.

(2)  Amounts reported for 2000 include $523, $5,237, $270, $133 and $140 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Ennen, Gentry, Dyckman and Sams.

(3) This amount for 2000 includes of $36,983 in premiums paid by the Company on a $1,200,000 life insurance policy for Mr. Ennen, the proceeds of which are payable to his named beneficiaries.

                        OPTION GRANTS IN FISCAL YEAR 2000

        The following table sets forth information with respect to options granted during fiscal 2000 to Executive Officers named in the Summary Compensation Table above.


                                                                                  Potential Realizable
                                                                                    Value At Assumed
                                    Individual Grants                             Annual Rates Of Stock
                                                                                   Price Appreciation
                                                                                   For Option Term (2)
                         Shares         % Of Total
                       Underlying     Options Granted    Exercise
                        Options       To Employees in    Price Per   Expiration
       Name           Granted (#)       Fiscal 2000      Share (1)      Date         5%          10%
       ----           -----------       -----------      ---------      ----         --          ---
Roderick R. Baty         141,300              25.4%       $ 7.63    10/10/10    $ 678,240    $2,736,327
Frank T. Gentry III       57,450              10.3%       $ 7.63    10/10/10    $ 275,760     $ 698,592
David L. Dyckman          32,950               5.9%       $ 7.63    10/10/10    $ 158,160     $ 400,672
Robert R. Sams            32,400               5.8%       $ 7.63    10/10/10    $ 155,520     $ 393,984


(1) The exercise price is based on the Fair Market Value at the date of the grant of the option. The options have various vesting periods, ranging from one to three years, and the options terminate ten years from the date of grant, subject to earlier termination in certain conditions. The exercisability of the options is accelerated in the event of a change of control (as defined in the option agreements).

(2) The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                            TEN YEAR OPTION REPRICING



                                               Number of
                                              Securities                                     Length Of
                                 Number Of    Underlying                                     Original
                                 Securities   Options/SARS                                  Option Term
       Name                      Underlying    Repriced     Exercise Price At    New       Remaining At
       ----          Date Of    Surrendered   Or Amended    Time Of Repricing    Exercise    Date Of
                     Repricing  Options (#)     (#)(1)     Or Amendment ($)(2)   Price ($)  Repricing(3)
                     ---------  -----------     ------        ----------------   ------    ------------

Roderick R. Baty        1/5/00       150,000       60,000                $11.92     $5.94          72 months

Frank T Gentry III      1/5/00        39,750       15,900        $9.39 - $15.50     $5.94     79 - 84 months

David L. Dyckman        1/5/00        20,000        8,000                $11.25     $5.94         105 months

Robert R. Sams          1/5/00        14,000        5,600       $12.50 - $15.50     $5.94     84 - 96 months


(1) Represents number of shares subject to replacement stock options. In exchange for options representing 89,500 shares issued on July 4, 1999, the Named Executive Officers collectively surrendered stock options representing a total of 223,750 shares on January 5, 2001.

(2)   Represents exercise price of surrendered stock options.

(3) Represents remaining term of surrendered stock options. The replacement stock options vest and are exercisable in one year and have a term of ten years from the grant date of the replacement stock option.

                       AGGREGATED OPTION EXERCISES IN 2000
                           AND YEAR-END OPTION VALUES

        The following table sets forth certain information concerning stock option exercises during 2000 and option values at year-end, with respect to stock options granted to the executive officers named in the Summary Compensation Table.


                                                                                Value of Unexercised
                                                                                    In-The-Money
                                                        Number of Unexercised        Options
                                 Shares                  Options at Year-End (#)  at Year-End ($)(1)
                              Acquired on     Value          Exercisable/          Exercisable/
Name                          Exercise (#)  Realized ($)    Unexercisable         Unexercisable
----                          ------------  ---------    ----------------------   -------------
Roderick R. Baty                   0            -           68,333/157,967       226,183/$284,074
Richard D. Ennen                   0            -                 -                       -
Frank T. Gentry III                0            -            15,900/57,450        52,692/$93,069
David L. Dyckman                   0            -            13,999/59,951       42,817/$127,542
Robert T. Sams                     0            -             9,266/39,734        30,670/$76,764

(1) On December 31, 2000, the market price of the Common Stock was $9.25 per share.

Employment Agreement With Mr. Baty

     Mr. Baty has a written agreement to serve as President and Chief Executive Officer until July 31, 2001 which extends automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate the employment of Mr. Baty with or without cause, but if terminated without cause, Mr. Baty would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Mr. Baty has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

Employment Agreement With Mr. Gentry

     Mr. Gentry has a written employment agreement to serve as Vice President - Manufacturing until March 31, 2001 that extends automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate Mr. Gentry's employment with or without cause, but if Mr. Gentry is terminated without cause, he would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Mr. Gentry has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.



                       BOARD OF DIRECTOR'S AUDIT COMMITTEE
                             REPORT TO SHAREHOLDERS

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has responsibility for preparation of the Company's financial statements and the independent auditors have responsibility for the examination of those statements. Each of the members of the Audit Committee meets the independence requirements of the NASDAQ Stock Market.

     The Audit Committee has reviewed and discussed with the Company's management and KPMG LLP, the Company's independent auditor, the audited financial statements of the Company for 2000; has discussed with

KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61; has received from the independent auditors the written disclosures and letter required by Independence Standards No. 1; and has discussed with the independent auditor the auditor's independence, including whether KPMG LLP's provision of non-audit services to the Company was compatible with maintaining KPMG LLP's independence. Based on the review and discussions described above, the Audit Committee recommended to the Company's Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

        On June 5, 2000, the Audit Committee presented to the Board, and the Board adopted, a written charter for the Audit Committee. A copy of the Company's current Audit Committee charter is attached to this Proxy Statement as Exhibit A.

                                 Michael D. Huff
                                Michael E. Werner
                                Steven T. Warshaw

                        FEES PAID TO INDEPENDENT AUDITORS

Fees billed to the Company by KPMG LLP may be summarized as follows:

      Audit Fees. Audit fees billed or expected to be billed to the Company by KPMG LLP for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q should total approximately $177,800.

      Financial Design and Implementation. The Company did not engage KPMG during 2000 to provide service regarding financial information systems.

      All Other Fees. Non-audit fees billed to the Company by KPMG LLP for other non-audit related work performed in 2000 approximated $24,500 which included billings for tax consulting.


                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for the oversight of the Company's compensation policies. The membership of the Compensation Committee during 2000 consisted of G. Ronald Morris, Michael E. Werner, Steven T. Warshaw and James L. Earsley. The report of the Committee on executive officer compensation for 2000 is set forth below.

Compensation Principles

     The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company's profitability and enhance stockholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

     o attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

     o providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company's competitors;

     o tying a significant portion of an executive officer's compensation to the Company's and the individual's performance; and

     o directly aligning the interests of management with the interests of the stockholders through stock-based compensation arrangements.

In 2000, the components of the Company's executive compensation arrangements consisted of salary, cash bonuses and stock option awards pursuant to the Stock Incentive Plan.

Executive Officer Compensation

     As a general matter, the Company believes that the interests of the Company and its stockholders are best served by maintaining a flexible approach to executive compensation. In this regard, the Company tends to rely on subjective criteria rather than a preestablished formula. The Committee currently is considering, however, the implementation of a more formal compensation structure whereby, for example, specific salary ranges would be prescribed for particular positions within the Company and bonus awards would be tied to preestablished criteria.

     In 2000, the Compensation Committee requested that Mr. Ennen, the Chairman of the Company, and Mr. Baty, the Chief Executive Officer of the Company, make recommendations as to the appropriate salary and number of stock options, if any, to be granted to each of the Company's executive officers. The Compensation Committee, following due consideration, adopted substantially all such recommendations. The Committee delegated authority to Mr. Baty to set the annual bonus amounts for each of the executive officers of the Company, other than Mr. Ennen and himself, without further formal approval by the Committee.

     Salary. The salary level for the Company's executive officers generally is determined biannually. A base salary level is established for each executive officer by reference to salaries historically paid by the Company to its executive officers and to salaries paid to executive officers holding comparable positions with comparable companies in the Company's geographic region. From time to time the Company also consults published reports that compile salary and bonus information for small-to-medium sized companies (some but not all of which may be companies that comprise the Value Line Machinery Industry Stock Index the performance of which are presented in the "Stock Performance Graph"). The Company typically targets its base salary levels approximately at the midpoint of the competitive salary range. The target levels are then adjusted based on a number of subjective factors, including the executive's scope of responsibility and individual performance, and to maintain equity within the Company's overall salary structure.

     Annual Bonus. Decisions regarding bonuses to executives are made annually. As with the Company's other compensation practices, the receipt of a bonus is dependent, for the most part, upon a subjective evaluation of corporate performance and of the contribution of the particular individual to the attainment of such performance.

     The bonuses paid to the named executive officers for 2000 are set forth in the Summary Compensation Table. The most significant considerations underlying the award of bonuses for 2000 were continued improvement in the quality of the Company's products and services and the Company's continued profitability.

     Stock Incentive Plan. Prior to its initial public offering in 1994, the Company adopted the Stock Incentive Plan under which 1,125,000 shares of the Company's Common Stock have been reserved for issuance to executive officers and other key employees, as determined by the Compensation Committee. The Stock Incentive Plan was amended at the 1999 Annual Meeting by an affirmative vote of the holders of a majority of the outstanding shares of the Common Stock to increase the number of shares available for issuance pursuant to awards made under the plan from 1,125,000 to 1,625,000. The Company awarded options to purchase, in the aggregate, 555,750 shares of Common Stock to six of its executive officers and other key employees during 2000. With respect to the options awarded, the Committee determined, on a subjective basis, and based upon the recommendations of Messrs. Ennen and Baty, that such awards were appropriate to reward such officers and other key employees for superior performance and to provide financial incentives for such officers and employees to continue to perform in a superior manner.

Compensation of the Chief Executive Officer

     The Company's decisions regarding compensation of its Chief Executive Officer are guided by the same policies and considerations that govern compensation of the Company's other executive officers. Mr. Baty's salary was set at a level that the Committee determined was appropriate in light of the Company's performance.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its other executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. The Company does not anticipate that any compensation paid to its executive officers in 2000 will exceed the limit imposed by Section 162(m).

Report On Option Repricing

     On July 4, 1999, the Compensation Committee of the Board of Directors of the Company authorized the grant of new stock options to officers and employees holding stock options with exercise prices significantly in excess of the then current market price of the Common Stock of the Company. The grant of each replacement stock option was contingent upon the voluntary cancellation by the officer or employee of a previously granted stock option. The replacement stock options have an exercise price equal to the closing price of the stock on the date of the grant but are for a lesser number of shares than the surrendered options. On January 5, 2000, officers and employees of the Company voluntarily cancelled the previously granted stock options. The Named Executive Officers collectively surrendered stock options representing a total of 223,750 shares and collectively received replacement stock options representing a total of 89,500 shares. It was subsequently determined that the cancellation of these shares and the previous grant of shares on July 4, 1999 constituted a repricing of stock options. The Compensation Committee of the Board of Directors authorized the grant of such options, subject to the cancellation of the previously granted stock options, because it considered such action appropriate in order for the options to serve their intended use as incentives.


                                            G. Ronald Morris
                                            Michael E. Werner
                                            Steven T. Warshaw
                                            James L Earsley

                                PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company's Common Stock (consisting of stock price performance and reinvested dividends) from December 31, 1995 with the cumulative total return (assuming reinvestment of all dividends) of (i) the Value Line Machinery Industry Stock Index and (ii) the Standard & Poor's 500 Stock Index, for the period December 31, 1995 through December 31, 2000. The Value Line Machinery Industry Index is an industry index comprised of 49 companies engaged in manufacturing of machinery and machine parts, a list of which is available from the Company. The comparison assumes $100 was invested in the Company's Common Stock and in each of the foregoing indices on December 31, 1995. There can be no assurances that the performance of the Common Stock will continue in the future with the same or similar trend depicted on the graph.


[PERFORMANCE GRAPH OMITTED]



                                                   Cumulative Total Stockholder Return
                                   Dec. 31,    Dec. 31,    Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                                      1995       1996        1997        1998       1999       2000
                                      ----       ----        ----        ----       ----       ----
NN, Inc                              100.00      88.69       53.17       36.43      47.97      66.07
Value Line Machinery Index           100.00     123.25      164.21      210.85     253.61     227.89
Standard & Poor's 500                100.00     127.20      194.78      166.39     226.62     233.21


                                  ANNUAL REPORT

        The Company's 2000 Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2000, is being mailed together with this Proxy Statement.

                                            By Order of the Board of Directors,


                                            /s/ William C. Kelly, Jr.
                                            William C.  Kelly, Jr.
                                            Secretary

        STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Note: Please sign exactly as name appears heron. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                          SIGNATURE (S)_________________________


                                          DATE:_________________________________


                                          SIGNATURE (S)_________________________


                                          DATE:_________________________________

                                    NN, Inc.
                    2000 Waters Edge Drive, Bldg. C., Ste. 12
                             Johnson City, TN 37604

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2001, AT THE SAVANNAH MARRIOTT RIVERFRONT, 100 GENERAL MCINTOSH BOULEVARD, SAVANNAH, GEORGIA 31401.

The undersigned stockholder hereby appoints Richard D. Ennen and Roderick R. Baty and each of them, with full power of substitution and revocation, the proxies of the undersigned to vote all shares registered in the name of the undersigned on all matters set forth in the proxy statement and on any other matters that may property come before the Annual Meeting and all adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE COMPANY'S STOCK INCENTIVE PLANAND FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS.

Please mark your votes as indicated in the example |X|

1.    Election of Directors.

      Nominees: Michael D. Huff, Michael E. Werner. For, except vote withheld from the following nominee(s).

               [ ] For                                    [ ] Withheld

2. To approve the amendment to the Company's Stock Incentive Plan to increase the number of shares from 1,625,000 to 2,450,000.

               [ ] For              [ ] Against           [ ] Abstain


3.    For ratification of the selection of KPMG LLP as independent auditors.

               [ ] For              [ ] Against           [ ] Abstain

                                                                       EXHIBIT A

                                    NN, INC.
                               AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

                                     CHARTER

I.      PURPOSE

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     o Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     o Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

     o Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

        The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.     COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, however, the following persons shall not be considered independent:

     1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     2. a director who accepts compensation from the Company or any of its affiliates, in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     3. a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

     4. a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     5. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

All members of the Audit Committee shall have, or within a reasonable time after their appointment, a working familiarity with basic finance and accounting practices (including the Company's balance sheet, income statement and cash flow statement). At least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

        The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.    MEETINGS

        The Audit Committee shall meet at least twice times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61") as amended.

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61, as amended and Statement of Auditing Standards No. 71.("SAS No. 71"). The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' audit of the financial statements of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5.   Oversee independence of the accountants by:

     o receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

     o reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

     o recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

7. In conjunction with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

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8.   Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices proposed by management. Discuss with the Independent Accountants any significant changes in auditing standards or their audit scope.

9. Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/General

11. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

12. Report through its Chairperson to the Board following meetings of the Audit Committee.

13. Maintain minutes or other records of meetings and activities of the Audit Committee.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.